As filed with the Securities and Exchange Commission on May 8, 2007

                                                Registration No. 333-

 ==============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)


          New York                                     13-4922250
    ---------------------                          -------------------
       (State or other                              (I.R.S. Employer
        jurisdiction                                Identification No.)
     of incorporation or
        organization)

      200 Vesey Street
     New York, NY 10285                                   10285
    ---------------------                               ----------
    (Address of principal                               (zip code)
      executive

                             ---------------------
           AMERICAN EXPRESS COMPANY 2007 INCENTIVE COMPENSATION PLAN
                           (Full title of the plan)
                             ---------------------

                            LOUISE M. PARENT, ESQ.
                           Executive Vice President
                              and General Counsel
                           American Express Company
                               200 Vesey Street
                           New York, New York 10285
                    (Name and address of agent for service)
                        -------------------------------

                                (212) 640-2000
         (Telephone number, including area code, of agent for service)
                        -------------------------------


                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                      Proposed Maximum       Proposed Maximum
                                      Offering Price Per     Aggregate Offering     Amount of
Title of Securities   Amount to be    Share (2)              Price (2)              Registration
to be Registered      Registered (1)                                                Fee (2)
-------------------------------------------------------------------------------------------------

Common Shares, par        - 1 -           $63.39              $63.39                $0.00
value $.20 per share

                        52,999,999         N/A                 N/A                   N/A

=================================================================================================

(1) This registration statement consists of one (1) Common Share being newly registered and, pursuant to Instruction E to Form S-8 and interpretations of the Staff of the SEC's Division of Corporation Finance, 52,999,999 Common Shares previously registered on a Registration Statement on Form S-8 (Registration No. 333-98479). See "Explanatory Statement". Pursuant to
Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of Common Shares that may be issued upon stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of such securities on the New York Stock Exchange on May 4, 2007. An aggregate registration fee of $211,393.00 was previously paid in connection with the filing of Registration Statement No. 333-98479 (see note (1) above), of which $172,366.60 related to the 52,999,999 shares being carried forward. See "Explanatory Statement".

                             EXPLANATORY STATEMENT

     On August 21, 2002, a total of 65,000,000 of the Common Shares, par value $.20 per share (the "Common Shares"), of American Express Company (the "Registrant") were registered on Form S-8 (Registration No. 333-98479) for issuance under the American Express Company 1998 Incentive Compensation Plan, as amended (the "1998 Plan"). On April 23, 2007, the Registrant's shareholders approved the American Express Company 2007 Incentive Compensation Plan (the "2007 Plan"). As a result of the approval of the 2007 Plan, no additional awards will be made under the 1998 Plan, and 53,000,000 of the Common Shares that were available for new grants under the 1998 Plan on April 23, 2007 are now issuable under the 2007 Plan. Pursuant to Instruction E to Form S-8 and interpretations of Staff of the SEC's Division of Corporation Finance, 52,999,999 of the unissued Common Shares previously registered and available for issuance under the 1998 Plan as of that date are carried forward and deemed covered by this registration statement.

                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b) the Registrant's Current Reports on Form 8-K filed on January 1, January 26, February 13, February 28, and April 27, 2007 and Amended Current Reports on Form 8-K/A filed on March 7, and April 27, 2007; and

(c) the description of the Registrant's Common Shares, par value $.20 per share (the "Common Shares"), contained in the Registrant's Registration Statement on Form 8-A/A dated June 12, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the offering of the Common Shares registered hereby have been passed upon by Harold E. Schwartz, Vice President and Senior Counsel of the Registrant. Mr. Schwartz is paid a salary by, and is a participant in various employee benefit plans offered generally to employees of, the Registrant. Mr. Schwartz has options to purchase Common Shares of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Article VI of the Registrant's By-laws, as amended, provides as follows:

  SECTION 6.1. DIRECTORS, OFFICERS AND EMPLOYEES. The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person, made or threatened to be made, a party to, or who is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, by reason of the fact that such person, is or was or has agreed to become a director of the corporation, or is or was an officer or employee of the corporation, or serves or served or has agreed to serve any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with such action or proceeding, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director, officer or employee establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any action or proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee serves or served or agreed to serve at the request of the corporation shall be included in the actions for which directors, officers and employees will be indemnified under the terms of this
Section 6.1. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with the provisions of applicable law.
(B.C.L. Sections 721, 722, 723(c).)

      SECTION 6.2 OTHER INDEMNIFICATION. The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 6.2, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise.
(B.C.L. Sections 721, 723(c).)

      SECTION 6.3 MISCELLANEOUS. The right to indemnification conferred by
Section 6.1, and any indemnification extended under Section 6.2, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto. The benefits of Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Article.


                            ************************


For the undertaking with respect to indemnification, see Item 9 below.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

   4.1 Registrant's Restated Certificate of Incorporation, dated May 29, 1997 (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-32525), filed with the Commission on July 31, 1997).

   4.2 Registrant's Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2000).

   4.3 Registrant's By-Laws, as amended through September 27, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (Commission File No. 1-7657) filed with the Commission on September 29, 2006).

   4.4 Form of Certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A/A (File No.1-7657), filed with the Commission on June 12,
         2000).

   4.5 American Express Company 2007 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K (Commission File No. 1-7657) filed with the Commission on April 27, 2007).

   5*    Opinion and consent of Harold E. Schwartz, Esq.

  23.1*   Consent of PricewaterhouseCoopers LLP

  23.2*   Consent of Ernst & Young LLP.

-------------------------------
* Filed herewith.


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of May, 2007.

                                                 AMERICAN EXPRESS COMPANY
                                                       (Registrant)


                                                 By /s/ Stephen P. Norman
                                                    Stephen P. Norman
                                                    Secretary


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 7, 2007.



  /s/ KENNETH I. Chenault                     /s/ JAN LESCHLY
-------------------------------             -------------------------------
Kenneth I. Chenault                           Jan Leschly
Chairman, Chief Executive                     Director
   Officer and Director

  /s/ DANIEL T. HENRY                         /S/ RICHARD C. LEVIN
-------------------------------             -------------------------------
Daniel T. Henry                               Richard C. Levin
Executive Vice President and                  Director
Acting Chief Financial Officer

  /s/ JOAN C. AMBLE                           /S/ RICHARD A. MCGINN
-------------------------------             -------------------------------
Joan C. Amble                                  Richard A. McGinn
Executive Vice President                       Director
   and Comptroller

  /s/ DANIEL F. AKERSON                       /s/ EDWARD D. MILLER
-------------------------------             -------------------------------
Daniel F. Akerson                             Edward D. Miller
Director                                      Director

  /s/ CHARLENE BARSHEFSKY                     /S/ FRANK P. POPOFF
-------------------------------             -------------------------------
Charlene Barshefsky                           Frank P. Popoff
Director                                      Director

  /s/ URSULA M. BURNS                         /S/ STEVEN S. REINEMUND
-------------------------------             -------------------------------
Ursula M. Burns                               Steven S. Reinemund
Director                                      Director

  /s/ PETER CHERNIN                           /S/ ROBERT D. WALTER
-------------------------------             -------------------------------
Peter Chernin                                 Robert D. Walter
Director                                      Director

  /s/ VERNON E. JORDAN, JR.                   /S/ RONALD A. WILLIAMS
-------------------------------             -------------------------------
Vernon E. Jordan, Jr.                         Ronald A. Williams
Director                                      Director

                                 EXHIBIT INDEX


         The following exhibits are filed herewith, except as noted below.


Exhibit No.                Description
-----------                -----------

   4.1 Registrant's Restated Certificate of Incorporation, dated May 29, 1997 (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-32525), filed with the Commission on July 31, 1997).

   4.2 Registrant's Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2000).

   4.3 Registrant's By-Laws, as amended through September 27, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K (Commission File No. 1-7657) filed with the Commission on September 29, 2006).

   4.4 Form of Certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A/A (File No. 1-07657), filed with the Commission on June 12, 2000).

   4.5 American Express Company 2007 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K (Commission File No. 1-7657) filed with the Commission on April 27, 2007).

   5*       Opinion and consent of Harold E. Schwartz, Esq.

  23.1*     Consent of PricewaterhouseCoopers LLP

  23.2*     Consent of Ernst & Young LLP.


--------------------------------

* Filed herewith.